Exhibit 99.1

For immediate release	February 9, 2022

Crown Crafts Reports Fiscal 2022 Third Quarter Results

●	Net sales excluding Carousel Designs up 23.8% for the quarter and 14.6% year-to-date
●	Earnings per diluted share up 9.1% for the quarter and 8.6% year-to-date, excluding the impacts of Carousel and the forgiveness of the Company’s PPP loan
●	Board appoints Olivia Elliott as Chief Executive Officer, effective March 1, 2022

Gonzales, Louisiana – Crown Crafts, Inc. (NASDAQ-CM: CRWS) (the “Company”) today reported results for the third quarter of fiscal year 2022, which ended December 26, 2021.

“We saw significant sales and earnings increases in the third quarter and year-to-date periods as a result of our strong management team and product development efforts," said E. Randall Chestnut, Chairman and Chief Executive Officer. “We are particularly pleased with the progress of our expanded line of Sassy developmental toys, which have gained placements in retail markets throughout the country.”

“Sales were up across all product categories, reflecting the ongoing strength of our legacy businesses as well as our newer lines,” said Olivia Elliott, President and Chief Operating Officer. “We will continue to focus on developing new products to strengthen our Company for the future while we also navigate the challenges of the current marketplace.”

Financial Results

Net income for the third quarter of fiscal 2022 was $2.4 million, or $0.24 per diluted share, on net sales of $22.7 million, compared with net income of $2.1 million, or $0.21 per diluted share, on net sales of $19.5 million for the third quarter of fiscal 2021. Gross profit for the current-year quarter was 27.1% of net sales, down from 31.6% of net sales in the prior-year quarter. The prior-year quarter included net sales and a net loss of $1.1 million and $102,000, respectively, associated with the Carousel Designs business, which ceased operations in May 2021.

Excluding the impact of Carousel, net sales, gross margin percentage, net income and diluted earnings per share would have been $18.4 million, 31.8%, $2.2 million and $0.22, respectively, for the third quarter of fiscal 2021.

For the nine-month fiscal period, net income was $7.5 million, or $0.74 per diluted share, on net sales of $61.7 million, compared with net income of $5.8 million, or $0.57 per diluted share, on net sales of $57.3 million for the first nine months of fiscal 2021. Current-year net income was impacted favorably by a pre- and post-tax $1,985,000 gain on extinguishment of debt related to the forgiveness of the Company’s Paycheck Protection Program Loan (the “PPP Loan”). The current year also included net sales and a net loss of $638,000 and $797,000, respectively, associated with Carousel, while the prior year included net sales and a net loss of $4.1 million and $38,000, respectively, associated with Carousel.

Excluding the impacts of the PPP Loan in fiscal 2022 and Carousel in both nine-month periods, current-year net sales, gross margin percentage, net income and diluted earnings per share would have been $61.0 million, 28.8%, $6.3 million and $0.63, respectively, compared to prior-year net sales, gross margin percentage, net income and diluted earnings per share of $53.2 million, 31.4%, $5.9 million and $0.58, respectively.

Elliott Promoted to Chief Executive Officer

The Company also announced today that its Board of Directors has promoted Olivia Elliott to Chief Executive Officer, effective March 1, 2022. Elliott has been President and Chief Operating Officer of the Company since January 4, 2021. She joined the Company in 2001 as Treasurer and served as Chief Financial Officer from 2008 to 2020. E. Randall Chestnut, who has been the Company’s Chief Executive Officer since July 2001, will continue as Chairman of the Board.

“I have worked with Olivia for more than 20 years and have watched her progress from Treasurer to President and Chief Operating Officer during a time of solid growth and profitability for the Company,” Chestnut said. “Her contributions as a leader during that period have been phenomenal, and the Board believes she is uniquely qualified to step into the role of CEO and lead the Company to further growth.”

“I am excited to have this opportunity to continue to work with our outstanding team,” Elliott said. “With the strengths of our people and our products, Crown Crafts is in an excellent position to continue achieving profitable growth and providing long-term value for all of our stakeholders.”

Quarterly Cash Dividend

In addition, the Board of Directors has declared a quarterly cash dividend on the Company’s Series A common stock of $0.08 per share, which will be paid on April 8, 2022, to stockholders of record at the close of business on March 18, 2022. “Our Board remains committed to delivering solid returns to shareholders and is confident in the continued strength of our businesses and management team,” Chestnut said.

Conference Call

The Company will host a teleconference today at 10:00 a.m. Central Standard Time to discuss the Company’s results, during which interested individuals will be given the opportunity to ask appropriate questions. To join the teleconference, dial (844) 861-5504 and ask to be joined into the Crown Crafts, Inc. call. The teleconference can also be accessed in listen-only mode by visiting the Company’s website at www.crowncrafts.com. The financial information to be discussed during the teleconference may be accessed prior to the call on the investor relations portion of the Company’s website. A telephone replay of the teleconference will be available one hour after the end of the call through 4:00 p.m. Central Standard Time on February 16, 2022. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations and refer to conference number 1478907.

About Crown Crafts, Inc.

Crown Crafts, Inc. designs, markets and distributes infant, toddler and juvenile consumer products. Founded in 1957, Crown Crafts is one of America’s largest producers of infant bedding, toddler bedding, bibs and developmental toys. The Company operates through its two wholly-owned subsidiaries, NoJo Baby & Kids, Inc. and Sassy Baby, Inc., which market a variety of infant, toddler and juvenile products under Company-owned trademarks, as well as licensed collections and exclusive private label programs. Sales are made directly to retailers such as mass merchants, large chain stores and juvenile specialty stores. For more information, visit the Company’s website at www.crowncrafts.com.

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the Company’s ability to successfully integrate newly acquired businesses, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:

Craig J. Demarest

Vice President and Chief Financial Officer

(225) 647-9118

cdemarest@crowncrafts.com

CROWN CRAFTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

SELECTED FINANCIAL DATA

In thousands, except percentages and per share data

(Unaudited)

	Three-Month Periods Ended		Nine-Month Periods Ended
	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020
Net sales	$22,742	$19,476	$61,674	$57,340
Gross profit	6,170	6,153	16,894	18,270
Gross profit percentage	27.1%	31.6%	27.4%	31.9%
Income from operations	3,076	2,733	7,270	7,668
Gain on extinguishment of debt	-	-	1,985	-
Income before income tax expense	3,037	2,723	9,289	7,653
Income tax expense	605	582	1,806	1,810
Net income	2,432	2,141	7,483	5,843
Basic and diluted earnings per share	$0.24	$0.21	$0.74	$0.57

Weighted Average Shares Outstanding:
Basic	10,078	10,208	10,045	10,195
Diluted	10,107	10,224	10,075	10,200

CONSOLIDATED BALANCE SHEETS

SELECTED FINANCIAL DATA

In thousands

	December 26, 2021
	(Unaudited)	March 28, 2021
Cash and cash equivalents	$2,052	$613
Accounts receivable, net of allowances	21,002	19,338
Inventories	24,467	20,335
Total current assets	48,915	41,470
Operating lease right of use assets	2,838	4,068
Finite-lived intangible assets - net	2,774	3,163
Goodwill	7,125	7,125
Total assets	$63,479	$58,082

Total current liabilities	17,569	12,946
Operating lease liabilities, noncurrent	1,274	2,641

Shareholders’ equity	43,902	41,865
Total liabilities and shareholders’ equity	$63,479	$58,082